CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated October 27, 2025 on the annual financial statements and financial highlights of the Archer Balanced Fund, the Archer Income Fund, the Archer Stock Fund, Archer Dividend Growth Fund, Archer Focus Fund and Archer Multi Cap Fund (the “Funds”), all a series of the Archer Investment Series Trust.  We also consent  to all references to our firm, for the Funds and the Archer Growth ETF, a series of the Archer Investment Series Trust, included in this Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 41 under the Investment Company Act of 1940 on Form N-1A (File Nos. 333-163981 and 811-22356), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Huntingdon Valley, Pennsylvania
December 23, 2025